Post-Qualification Offering Circular Amendment No. 21

File No. 024-10496

PART II

OFFERING CIRCULAR

 Groundfloor Finance Inc.

Five Series of Limited Recourse Obligations

Totaling $463,450

Dated: June 3, 2016

This Post-Qualification Offering Circular Amendment No. 21 (this “Offering Circular Amendment No. 21”) amends the offering circular of Groundfloor Finance Inc, dated December 8, 2015, as qualified on December 15, 2015, and as may be amended and supplemented from time to time (the “Offering Circular”), to add additional securities to be offered pursuant to the Offering Circular. Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. See “Incorporation by Reference of Offering Circular” below.

This Offering Circular Amendment No. 21 relates to the offer and sale (the “Offering”) of up to an additional $463,450 in aggregate amount of Limited Recourse Obligations (the “LROs”) consisting of five separate series of LROs to be issued by Groundfloor Finance Inc. (the “Company,” “we,” “us,” or “our”). We own and operate a web-based investment platform (the “Platform”) on which we conduct our business. Our principal offices are located at 75 Fifth Street, NW, Suite 214, Atlanta, GA 30308. The phone number for these offices is (404) 850-9225.  Our mailing address is 3355 Lenox Road, Suite 750, Atlanta, GA 30326, and the telephone number for this location is (678) 701-1194. Our Platform is accessible at www.groundfloor.us.

We will issue the LROs in distinct series, each corresponding to a real estate development project (each, a “Project”) to be financed by a commercial loan from us (each, a “Loan”). The borrower for each Project is a legal entity (the “Developer”) that owns the underlying property and has been organized by one or more individuals (each, a “Principal”) that own and operate the Developer.

The LROs will be unsecured special, limited obligations of the Company. The LROs are not listed on any national securities exchange or on the over-the-counter inter-dealer quotation system. There is no market for the LROs. Our obligation to make payments on a LRO is limited to an amount equal to each holder’s pro rata share of amounts we actually receive as payments on the corresponding Loan, net of certain fees and expenses retained by us. See the sections titled “General Terms of the LROs,” beginning on page 4 and page 91 of the Offering Circular, “The LROS Covered by this Offering Circular,” and “Project Summaries” below for the specific terms of the five series of LROs covered by this Offering Circular Amendment No. 21.

We do not guarantee payment of the LROs in the amount or on the time frame expected. The LROs are not obligations of the Developers or their Principals, and we do not guarantee payment on the corresponding Loans. We have the authority to modify the terms of the corresponding Loans which could, in certain circumstances, reduce (or eliminate) the expected return on your investment. See “General Terms of the LROs—Administration, Service, Collection and Enforcement of Loan Documents”.

The LROs are speculative securities. Investment in the LROs involves significant risk, and you may be required to hold your investment for an indefinite period of time. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 16 of the Offering Circular.

We will commence offering each series of LROs promptly after the date this Offering Circular Amendment No. 21 is qualified by posting a separate landing page on our Platform corresponding to each particular Loan and Project (each, a “Project Summary”). The offering of each series of LROs covered by this Offering Circular Amendment No. 21 will remain open until the earlier of (1) 30 days, unless extended, or (2) the date the offering of a particular series of LROs is fully subscribed with irrevocable funding commitments (the “Offering Period”); however, we may extend the Offering Period for a particular series of LROs in our sole discretion (with notice to potential investors), up to a maximum of 45 days. We will notify investors who have previously committed funds to purchase such series of LROs of any such extension by email and will post a notice of the extension on the corresponding Project Summary on our Platform.

This Offering is being conducted on a “best-efforts” basis, which means our officers will use their commercially reasonable best efforts in an attempt to sell the LROs. Such officers will not receive any commission or any other remuneration for these sales. In offering the LROs on our behalf, the officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

The LROs offered hereby may only be purchased by investors residing in California, Georgia, Illinois, Maryland, Massachusetts, Texas, Virginia, Washington, and the District of Columbia. This Offering Circular Amendment No. 21 shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be, unlawful, prior to registration or qualification under the laws of any such state. In addition, the LROs are offered only to investors who meet certain financial suitability requirements. See “Investor Suitability Requirements.”

NO FEDERAL OR STATE SECURITIES COMMISSION HAS APPROVED, DISAPPROVED, ENDORSED, OR RECOMMENDED THIS OFFERING. YOU SHOULD MAKE AN INDEPENDENT DECISION WHETHER THIS OFFERING MEETS YOUR INVESTMENT OBJECTIVES AND FINANCIAL RISK TOLERANCE LEVEL. NO INDEPENDENT PERSON HAS CONFIRMED THE ACCURACY OR TRUTHFULNESS OF THIS DISCLOSURE, NOR WHETHER IT IS COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS ILLEGAL.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

	Offering price to the public	Underwriting discounts and commissions	Proceeds to issuer(1)(2)	Proceeds to other persons
Per Unit	$10.00	N/A	$10.00	N/A
Total Minimum	$33,800	N/A	$33,800	N/A
Total Maximum	$463,450	N/A	$463,450	N/A

(1) We estimate all expenses for this Offering to be approximately $4,500, which will not be financed with the proceeds of the Offering.

(2) Assumes no promotions or discounts applied to any offerings covered by this Offering Circular Amendment No. 21.

Incorporation by Reference of Offering Circular

The Offering Circular, including this Offering Circular Amendment No. 21, is part of an offering statement (File No. 024-10496) that we filed with the Securities and Exchange Commission (the “Commission”). We hereby incorporate by reference into this Offering Circular Amendment No. 21 all of the information (i) contained in Part II of the Offering Circular, to the extent not otherwise modified or replaced by offering circular supplement and/or post-qualification amendment, including the form of LRO Agreement beginning on page LRO-1 thereof and (ii) contained in Post-Qualification Amendment No. 11, including the Financial Statements beginning on page F-1, and (iii) contained in Offering Circular Supplement No. 5 to the Offering Circular. Note that any statement that we make in this Offering Circular Amendment No. 21 (or have made in the Offering Circular) will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement or post-qualification amendment.

The LROS Covered by this Offering Circular

The following tabular information is added under “The LROs Covered by this Offering Circular” on page 10 and page 100 of the Offering Circular:

Series of LRO/Project Name: 1307 Worthington Street, Memphis, TN 38114
Developer (borrowing entity): Dwayne A. Jones Construction Company
Aggregate Purchase Amount of the LRO: $33,800	Expected Return Rate of the LRO: 9.6% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 1307 Worthington Street, Memphis, TN 38114	• Loan Principal: $33,800 • Interest Rate: 9.6% and Grade: B • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 8035 South Parnell Avenue, Chicago, IL 60620
Developer (borrowing entity): Esalc II Inc.
Aggregate Purchase Amount of the LRO: $66,150	Expected Return Rate of the LRO: 9.6% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Renovation • Address/Location of Project: 8035 South Parnell Avenue, Chicago, IL 60620	• Loan Principal: $66,150 • Interest Rate: 9.6% and Grade: B • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 6640 South Champlain Avenue, Chicago, IL 60637
Developer (borrowing entity): Esalc II Inc.
Aggregate Purchase Amount of the LRO: $68,000	Expected Return Rate of the LRO: 9.6% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Renovation • Address/Location of Project: 6640 South Champlain Avenue, Chicago, IL 60637	• Loan Principal: $68,000 • Interest Rate: 9.6% and Grade: B • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 318 West 75th Street, Chicago, IL 60621
Developer (borrowing entity): Esalc II Inc.
Aggregate Purchase Amount of the LRO: $75,000	Expected Return Rate of the LRO: 9.6% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Renovation • Address/Location of Project: 318 West 75th Street, Chicago, IL 60621	• Loan Principal: $75,000 • Interest Rate: 9.6% and Grade: B • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 84 Mapes Avenue, Newark, NJ 07112
Developer (borrowing entity): Golden Crest Investment Group
Aggregate Purchase Amount of the LRO: $220,500	Expected Return Rate of the LRO: 16% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 84 Mapes Avenue, Newark, NJ 07112	• Loan Principal: $220,500 • Interest Rate: 16% and Grade: D • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

For purposes of the Offering, all references to the aggregate amount of LROs to be offered and sold in the Offering shall be deemed to refer to $463,450 and the number of series of LROs covered by the Offering shall be deemed to refer to the five separate series of LROs covered by this Offering Circular Amendment No. 21, corresponding to the same number of Projects for which we intend to extend Loans.

Plan of Distribution

The following disclosure is added on page 102 of the Offering Circular under the table included under “Plan of Distribution”:

The table below lists the additional five Projects covered by this Offering Circular Amendment No. 21 for which we are offering separate series of LROs. Each series of LRO is denominated by the corresponding Project’s name.

Series of LRO/Project	Aggregate Purchase Amount/Loan Principal
1307 Worthington Street, Memphis, TN 38114	$33,800
8035 South Parnell Avenue, Chicago, IL 60620	66,150
6640 South Champlain Avenue, Chicago, IL 60637	68,000
318 West 75th Street, Chicago, IL 60621	75,000
84 Mapes Avenue, Newark, NJ 07112	220,500
Total	$463,450

Project Summaries

Each Project Summary attached below is included in the Offering Circular following page PS-96.

PROJECT SUMMARIES FOR OFFERING CIRCULAR AMENDMENT NO. 21

PROJECT SUMMARY | 1307 WORTHINGTON STREET, MEMPHIS, TN 38114

B



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
9.6%	12 months	39.8%	$33,800	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$33,800	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Dwayne A. Jones Construction Company
Dwayne Jones - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$85,000
$46,700
Total Project Costs
$38,300
GROUNDFLOOR
$33,800
$4,500
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$20,000	Loan To ARV	39.8%
Purchase Date	TBD	Loan To Total Project Cost	88.3%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score
7
10
Quality of Valuation Report
3
4
Skin-in-the-Game
2
10
Location
4
8
Borrower Experience
5
5
Borrower Commitment
1
1

VALUATION REPORTS

As Complete (ARV)
$85,000

- Certified Independent Appraisal
- **Broker's Price Opinion**
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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Address: 1307 WORTHINGTON STREET, MEMPHIS, TN 38114

The Borrower intends to use the loan proceeds to purchase and renovate the property and will refinance the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower is a new entity and does not have any assets or operating history.
- A closing date has not been set yet for the purchase of this property. We will not originate a loan on this property until the closing process commences.
- Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower's Skin-in-the-Game will not change regardless of any changes to the closing price.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 21 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

DWAYNE A. JONES CONSTRUCTION COMPANY

DATE OF FORMATION ★

04/13/2016

FINANCIAL DATA
Reporting date: 03/31/16

Value of Properties	Total Debt
$0	$0
Unsold Inventory	**Aged Inventory**
0	0

PROJECTS / REVENUE
Reporting period: 2015

Completed Projects	Revenue
0	$0
Gross Margin %	
0.0%	

PRINCIPAL

Dwayne Jones

FOCUS

Buy & Hold

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid
0	0
On Time Repayment	
N/A	

HISTORICAL AVERAGES
Reporting period: three years ending 2015

Completed Projects Per Year	Average Project Revenue
14	$85K
Average Project Time	**Average Total Project Costs**
5 months	$60K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 8035 SOUTH PARNELL AVENUE, CHICAGO, IL 60620

B



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
9.6%	12 months	47.6%	$66,150	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$66,150	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Esalc II Inc.
Florin Clim - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$139,000
$67,850
Total Project Costs
$71,150
GROUNDFLOOR
$66,150
$5,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$25,000	Loan To ARV	47.6%
Purchase Date	01/13/2016	Loan To Total Project Cost	93.0%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	6	10
Quality of Valuation Report	3	4
Skin-in-the-Game	1	10
Location	4	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$139,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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Address: 8035 SOUTH PARNELL AVENUE, CHICAGO, IL 60620

The Borrower intends to use the loan proceeds to complete a renovation to the property to prepare it for sale.

INVEST NOW

Click here to view the LRO

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The property was purchased for $25,000, and the Borrower intends to use $20,000 of the the proceeds from our loan to offset that amount of the purchase price of the property. Therefore, the Borrower is only receiving a "Skin-in-the-Game" score for the remaining $5,000 that is tied up in the project after completion of our loan.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 21 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

ESALC II INC.

DATE OF FORMATION ★

09/30/2014

FINANCIAL DATA
Reporting date: 03/31/16

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$1.2M	$0	3	3

PROJECTS / REVENUE
Reporting period: 2015

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL

Florin Clim

FOCUS

Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2015

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
5	$150K	6 months	$90K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 6640 SOUTH CHAMPLAIN AVENUE, CHICAGO, IL 60637

B



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
9.6%	12 months	54.4%	$68,000	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$68,000	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

BORROWER

Esalc II Inc.
Florin Clim - principal

FINANCIAL OVERVIEW



After Repair Value (ARV)
$125,000
$34,500
Total Project Costs
$90,500
GROUNDFLOOR
$68,000
$22,500
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$22,500	Loan To ARV	54.4%
Purchase Date	03/23/2016	Loan To Total Project Cost	75.1%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	5	10
Quality of Valuation Report	3	4
Skin-in-the-Game	4	10
Location	4	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$125,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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Address: 6640 SOUTH CHAMPLAIN AVENUE, CHICAGO, IL 60637

The Borrower intends to use the loan proceeds to complete a renovation to the property to prepare it for sale.

INVEST NOW

Click here to view the LRO

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

ESALC II INC.

DATE OF FORMATION ★
09/30/2014

FINANCIAL DATA
Reporting date: 03/31/16

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$1.2M	$0	3	3

PROJECTS / REVENUE
Reporting period: 2015

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL

Florin Clim

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2015

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
5	$150K	6 months	$90K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 318 WEST 75TH STREET, CHICAGO, IL 60621

B



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
9.6%	12 months	42.1%	$75,000	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$75,000	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

BORROWER

Esalc II Inc.
Florin Clim - principal

FINANCIAL OVERVIEW


After Repair Value (ARV)
$178,000
$87,000
Total Project Costs
$91,000
GROUNDFLOOR
$75,000
$16,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$16,000	Loan To ARV	42.1%
Purchase Date	03/22/2016	Loan To Total Project Cost	82.4%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)


Loan To ARV Score
6
10
Quality of Valuation Report
3
4
Skin-in-the-Game
3
10
Location
4
8
Borrower Experience
5
5
Borrower Commitment
1
1

VALUATION REPORTS

As Complete (ARV)

$178,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION


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Address: 318 WEST 75TH STREET, CHICAGO, IL 60621

The Borrower intends to use the loan proceeds to complete a renovation to the property to prepare it for sale.

INVEST NOW

Click here to view the LRO

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 21 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

ESALC II INC.

DATE OF FORMATION ★

09/30/2014

FINANCIAL DATA
Reporting date: 03/31/16

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$1.2M	$0	3	3

PROJECTS / REVENUE
Reporting period: 2015

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL

Florin Clim

FOCUS

Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2015

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
5	$150K	6 months	$90K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 84 MAPES AVENUE, NEWARK, NJ 07112 D Rate Projected Term Loan to ARV Loan Amount Investors 16% 12 months 63.9% $220,500 0 Purpose Loan Position Total Loan Amount Repayment Terms Acquisition & Renovation First Lien $220,500 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER Golden Crest Investment Group Chris Delgado - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $345,000 $100,000 Total Project Costs $245,000 GROUNDFLOOR $220,500 $24,500 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $160,000 Loan To ARV 63.9% Purchase Date TBD Loan To Total Project Cost 90.0% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 4 10 Quality of Valuation Report 4 4 Skin-in-the-Game 2 10 Location 5 8 Borrower Experience 4 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $345,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 84 MAPES AVENUE, NEWARK, NJ 07112 The Borrower intends to use the loan proceeds to purchase the property and complete a renovation to prepare it for sale. INVEST NOW Click here to view the LRO PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS The Borrower is a new entity and does not have any assets or operating history. A closing date has not been set yet for the purchase of this property. We will not originate a loan on this property until the closing process commences. Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower’s Skin-in-the-Game will not change regardless of any changes to the closing price. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 21 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER’S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. GOLDEN CREST INVESTMENT GROUP DATE OF FORMATION* 01/08/2016 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 03/31/16 Reporting period: 2015 Value of Properties Total Debt Completed Projects Revenue $0 $0 0 $0 Unsold Inventory Aged Inventory Gross Margin% 0 0 N/A PRINCIPAL Chris Delgado FOCUS Fix & Flip GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2015 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 0 0 5 $450K On Time Repayment Average Project Time Average Total Project Costs N/A 7 months $300K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION. THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING. YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PART III — EXHIBITS

Exhibit Index

			Incorporated by Reference
Exhibit Number	Exhibit Description (hyperlink)	Filed Herewith	Form	File No.	Exhibit	Filing Date

2.1	Groundfloor Finance Inc. Second Amended and Restated Articles of Incorporation		1-A/A	024-10496	2.1	November 25, 2015

2.2	Groundfloor Finance Inc. Bylaws		1-A/A	024-10440	2.2	July 1, 2015

3.1	Amended and Restated Investors’ Rights Agreement		1-A/A	024-10496	3.1	November 25, 2015

3.2	Form of Investor Agreement		1-A/A	024-10440	3.3	August 21, 2015

4.1	Standard Form of LRO Agreement		1-A/A	024-10496	N/A	December 8, 2015

6.1	Executive Employment Agreement with Brian Dally dated November 19, 2014		1-A/A	024-10440	6.1	July 1, 2015

6.2	Executive Employment Agreement with Nikhil Bhargava dated November 19, 2014		1-A/A	024-10440	6.2	July 1, 2015

6.3	Offer Letter for Benjamin Armstrong dated September 12, 2013		1-A/A	024-10440	6.3	July 1, 2015

6.4	Offer Letter for Chris Schmitt dated February 24, 2014		1-A/A	024-10440	6.5	July 1, 2015

6.5	2013 Stock Option Plan		1-A/A	024-10440	6.6	July 1, 2015

6.6	Option Award Agreement for Michael Olander Jr.		1-A/A	024-10440	6.8	July 1, 2015

6.7	Option Award Agreement for Chris Schmitt		1-A/A	024-10440	6.9	July 1, 2015

			Incorporated by Reference
Exhibit Number	Exhibit Description (hyperlink)	Filed Herewith	Form	File No.	Exhibit	Filing Date

6.8	Option Award Agreement for Ben Armstrong		1-A	024-10488	6.10	October 7, 2015

6.9	Option Award Agreement for Richard Tuley		1-A	024-10488	6.11	October 7, 2015

6.10	Option Award Agreement for Bruce Boehm		1-A	024-10488	6.12	October 7, 2015

6.11	Stock Repurchase Agreement for Benjamin Armstrong		1-A/A	024-10440	6.10	July 1, 2015

6.12	Stock Repurchase Agreement for Nikhil Bhargava		1-A/A	024-10440	6.11	July 1, 2015

6.13	Stock Repurchase Agreement for Brian Dally		1-A/A	024-10440	6.12	July 1, 2015

6.14	Stock Repurchase Agreement for Chris Schmitt		1-A/A	024-10440	6.13	July 1, 2015

6.15	Series Seed Preferred Stock Purchase Agreement		1-A/A	024-10440	3.1	July 1, 2015

6.16	Series A Preferred Stock Purchase Agreement		1-A/A	024-10496	6.18	November 25, 2015

6.17	Right of First Refusal and Co-Sale Agreement		1-A/A	024-10496	6.19	November 25, 2015

6.18	Form of Loan Agreement		1-A/A	024-10440	6.14	July 1, 2015

6.19	Form of Promissory Note		1-A/A	024-10440	6.15	July 1, 2015

10.1	Power of attorney		1-A	024-10496	N/A	November 19, 2015

10.2	Power of attorney with new director		1-A/A	024-10496	N/A	November 25, 2015

11.1	Consent of Hughes Pitman & Gupton, LLP		1-A POS	024-10496	11.1	March 18, 2016

11.2	Consent of Robbins Ross Alloy Belinfante Littlefield LLC (included as part of Exhibit 12.1)	X

12.1	Opinion of Robbins Ross Alloy Belinfante Littlefield LLC	X

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 3, 2016.

GROUNDFLOOR FINANCE INC.

By:	/s/ Nick Bhargava
Name:	Nick Bhargava
Title:	Executive Vice President, Secretary and Acting Chief Financial Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President, Chief Executive Officer and Director (Principal Executive Officer)	June 3, 2016
Brian Dally

/s/ Nick Bhargava	Executive Vice President, Secretary Acting Chief Financial Officer and Director (Principal Financial and Accounting Officer)	June 3, 2016
Nick Bhargava

*	Director	June 3, 2016
Sergei Kouzmine

*	Director	June 3, 2016
Bruce Boehm

*	Director	June 3, 2016
Michael Olander Jr.

*	Director	June 3, 2016
Richard Tuley Jr.

*By:	/s/ Nick Bhargava
Nick Bhargava
Attorney-in-fact